Exhibit 99.1

Blue Capital Declares Quarterly Dividend on Common Shares and Will Release Its First Quarter 2019 Results on May 2, 2019

HAMILTON, Bermuda — March 14, 2019 — Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH); (“Blue Capital”) has declared a quarterly dividend of $0.15 per common share, which is payable on April 15, 2019 to holders of record as of March 29, 2019.

In addition, Blue Capital expects to release its first quarter 2019 results after the market close on May 2, 2019.

About Blue Capital

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company’s public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@Sompo-Intl.com

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